--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO.1 ON
                                  FORM 8-K/A TO

                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 22, 1999


                          DATA SYSTEMS & SOFTWARE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         Delaware                       0-19771                  22-2786081
(State or Other Jurisdiction    (Commission file Number)       (IRS Employer
     of Incorporation)                                       Identification No.)



    200 Route 17, Mahwah, New Jersey                                    07430
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (201) 529-2026


--------------------------------------------------------------------------------

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 22, 1999, the Registrant entered into a definitive agreement to sell all of its interest in Tower Semiconductor Ltd. to Israel Corp. Ltd., a publicly-held Israeli holding company, for approximately $30,889,000. The transaction closed on January 25, 2000. Pursuant to the agreement, DSSI may be entitled to receive up to an additional approximately $2,400,000 to the extent that Israel Corp. sells Tower shares (other than in unsolicited market transactions or in a sale or transfer to an affiliate) during 2000, at a sales price in excess of $11.00 per share.

     The purchase price and the other terms of the transaction were determined by arms-length negotiations between Israel Corp. Ltd. and the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Mahwah, State of New Jersey, on March 2, 2000.


                                           DATA SYSTEMS & SOFTWARE INC.



                                           BY: /s/ Yacov Kaufman
                                           -------------------------
                                           VICE PRESIDENT AND
                                           CHIEF FINANCIAL OFFICER



                                       3